SCHEDULE 14A
                              (Rule 14a-101)
                         SCHEDULE 14A INFORMATION
        Proxy Statement Pursuant to Section 14(a) of the Securities
                           Exchange Act of 1934

Filed by the Registrant   [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[X]    Preliminary Proxy Statement

[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))

[ ]    Definitive Proxy Statement

[ ]    Definitive Additional Materials

[ ]    Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                              DELTATHREE, INC.
          -------------------------------------------------------
              (Name of Registrant as Specified In Its Charter)

          -------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required

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      (1)   Title of each class of securities to which transaction applies:

            --------------------------------------------------------------

      (2)   Aggregate number of securities to which transaction applies:

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      (3)   Per unit price or other underlying value of transaction
            computed pursuant to Exchange Act Rule 0-11:

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      (4)   Proposed maximum aggregate value of transaction:

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      (5)   Total fee paid:

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[ ]   Fee paid previously with preliminary materials.

[ ]   Check box if any part of the fee is offset as provided by
Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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   As filed with the Securities and Exchange Commission on April 26, 2002



deltathree, Inc.
75 Broad Street
31st Floor
New York, New York 10004

                                        April   , 2002

Dear Stockholder:

         You are cordially invited to attend the Annual Meeting of Stockholders (the "Meeting") of deltathree, Inc. (the "Company") to be held at The Regent Wall Street, 55 Wall Street, New York, New York 10005, on June 27, 2002, commencing at 10:00 a.m., local time. I urge you to be present in person or represented by proxy at the Meeting.

         The enclosed Notice of Annual Meeting and Proxy Statement fully describes the business to be transacted at the Meeting, which includes (i) the election of all eight directors of the Company, (ii) the ratification of the appointment by the Board of Directors of Brightman Almagor & Co., a member firm of Deloitte & Touche, as independent auditors for the year ending December 31, 2002, (iii) the approval of the amended and restated certificate of incorporation of the Company, which amends the authorized capital stock of the Company to decrease the authorized number of shares of Class A Common Stock from 200,000,000 to 75,000,000 and the authorized number of shares of Class B Common Stock from 200,000,000 to 1,000, and
(iv) the transaction of any other business that may properly be brought before the Meeting or any adjournment or postponement thereof.

         Our Board of Directors believes that a favorable vote on each of the matters to be considered at the Meeting is in the best interests of us and our stockholders and unanimously recommends a vote "FOR" each of the matters. Accordingly, we urge you to review the accompanying material carefully and to return the enclosed proxy promptly.

         The Board of Directors has fixed the close of business on April 29, 2002 as the record date for the determination of the stockholders entitled to notice of and to vote at the Meeting. Accordingly, only stockholders of record at the close of business on that date will be entitled to vote at the Meeting. A list of the stockholders entitled to vote at the Meeting will be located at our offices, 75 Broad Street, 31st Floor, New York, New York 10004, at least ten days prior to the Meeting and will also be available for inspection at the Meeting.

         Our directors and officers will be present to help host the Meeting and to respond to any questions that our stockholders may have. I hope you will be able to attend. Even if you expect to attend the Meeting, please sign, date and return the enclosed proxy card without delay. If you attend the Meeting, you may vote in person even if you have previously mailed a proxy.

                                       Sincerely,


                                   /s/ Noam Bardin
                                   ---------------
                                       Noam Bardin
                                       Chairman of the Board,
                                       Chief Executive Officer and President


deltathree, Inc.
75 Broad Street
31st Floor
New York, New York 10004

               NOTICE OF 2002 ANNUAL MEETING OF STOCKHOLDERS
                        To Be Held on June 27, 2002

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of deltathree, Inc. (the "Company") will be held at The Regent Wall Street, 55 Wall Street, New York, New York 10005, on June 27, 2002, commencing at 10:00 a.m., local time. A proxy card and a Proxy Statement for the Meeting are enclosed.

         The Meeting is for the purpose of considering and acting upon:

1. The election of all eight directors for a one-year term expiring at our Annual Meeting of Stockholders in 2003;

2. The ratification of the appointment by the Board of Directors of Brightman Almagor & Co., a member firm of Deloitte & Touche, as indepen-dent auditors for the year ending December 31, 2002;

3. The approval of the amended and restated certificate of incorporation of the Company, which amends the authorized capital stock of the Company to decrease the authorized number of shares of Class A Common Stock from 200,000,000 to 75,000,000 and the authorized number of shares of Class B Common Stock from 200,000,000 to 1,000; and

4. Such other matters as may properly come before the Meeting or any adjournment or postponement thereof.

      The close of business on April 29, 2002 has been fixed as the record date for determining stockholders entitled to notice of and to vote at the Meeting or any adjournment or postponement thereof. For a period of at least 10 days prior to the Meeting, a complete list of stockholders entitled to vote at the Meeting shall be open to examination by any stockholder during ordinary business hours at our offices at 75 Broad Street, 31st Floor, New York,
New York 10004.

      Information concerning the matters to be acted upon at the Meeting is set forth in the accompanying Proxy Statement.

      A copy of our Annual Report for 2001, which includes our audited financial statements, is being mailed together with this proxy material.

      YOUR VOTE IS IMPORTANT. STOCKHOLDERS WHO DO NOT EXPECT TO BE PRESENT AT THE MEETING IN PERSON ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                      By Order of the Board of Directors,


                                      /s/ Paul C. White
                                      -----------------
                                      Paul C. White
                                      Secretary

New York, New York
April , 2002


deltathree, Inc.
75 Broad Street
31st Floor
New York, New York 10004


                              PROXY STATEMENT
                                    FOR
                       ANNUAL MEETING OF STOCKHOLDERS

                          To Be Held June 27, 2002
                           ----------------------

                     SOLICITATION AND VOTING OF PROXIES

         This Proxy Statement and accompanying proxy materials are being first mailed on or about May , 2002 to stockholders of deltathree, Inc. (the "Company") at the direction of our Board of Directors (the "Board") to solicit proxies in connection with the 2002 Annual Meeting of Stockholders (the "Meeting"). The Meeting will be held at The Regent Wall Street, 55 Wall Street, New York, New York, 10005, on June 27, 2002, commencing at 10:00 a.m., local time, or at such other time and place to which the Meeting may be adjourned or postponed.

         All shares represented by valid proxies at the Meeting, unless the stockholder otherwise specifies, will be voted (i) FOR the election of the eight persons named under "Proposal I-Election of Directors" as nominees for election as our directors for a one-year term expiring at our annual meeting of stockholders in 2003, (ii) FOR the ratification of the appointment by the Board of the independent auditors named under "Proposal II-Ratification of Appointment of Independent Auditors", (iii) FOR the approval of the amended and restated certificate of incorporation as described under "Proposal III-Approval of Amended and Restated Certificate of Incorporation of the Company to Amend the Authorized Capital Stock of the Company" and (iv) at the discretion of the proxy holders, with regard to any matter not known to the Board on the date of mailing this Proxy Statement that may properly come before the Meeting or any adjournment or postponement thereof. Where a stockholder has appropriately specified how a proxy is to be voted, it will be voted accordingly. The Board has designated Paul C. White and Shimmy Zimels as proxies for the solicitation on behalf of the Board of proxies of our stockholders to vote on all matters as may properly come before the Meeting and any adjournment of the Meeting.

         A proxy may be revoked at any time by providing written notice of such revocation to deltathree, Inc., 75 Broad Street, 31st Floor, New York, New York 10004, which notice must be received prior to the Meeting. If notice of revocation is not received prior to the Meeting, a stockholder may nevertheless revoke a proxy if he or she attends the Meeting and votes in person.

                     RECORD DATE AND VOTING SECURITIES

         The close of business on April 29, 2002 is the record date (the "Record Date") for determining the stockholders entitled to vote at the Meeting. At the close of business on April 29, 2002, we had issued and outstanding approximately shares of our Class A Common Stock, par value $0.001 (the "Common Stock"), held by approximately holders of record. No shares of our Class B Common Stock remain outstanding. The Common Stock constitutes the only outstanding class of voting securities entitled to be voted at the Meeting.

                             QUORUM AND VOTING

         The presence at the Meeting, in person or by proxy relating to any matter, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum. For purposes of the quorum and the discussion below regarding the vote necessary to take stockholder action, stockholders of record who are present at the Meeting in person or by proxy and who abstain, including brokers holding customers' shares of record who cause abstentions to be recorded at the Meeting, are considered stockholders who are present and entitled to vote at the Meeting, and thus, shares of Common Stock held by such stockholders will count toward the attainment of a quorum. If a quorum should not be present, the Meeting may be adjourned from time to time until a quorum is obtained.

         Each share of Common Stock entitles the holder thereof to one vote with respect to each proposal to be voted on at the Meeting. Each proposal scheduled to be voted on at the Meeting requires a majority of the outstanding shares entitled to vote on such proposal to be voted in favor of the proposal in order for the proposal to be passed.

         On June 28, 2001, RSL Communications Ltd. ("RSL COM"), our former majority stockholder and sole owner of our super-voting Class B Common Stock, par value $0.001 (the "Class B Common Stock"), entered into a share purchase agreement (the "RSL Purchase Agreement") with Atarey Hasharon Chevra Lepituach Vehashkaot Benadlan (1991) Ltd., an Israeli company ("Atarey"). Under the RSL Purchase Agreement, among other things, Atarey purchased, on June 29, 2001, the 19,569,459 shares of Class B Common Stock owned by RSL COM at a purchase price of $0.80 per share. Pursuant to our Amended and Restated Certificate of Incorporation, the shares of Class B Common Stock were automatically converted into shares of our Common Stock immediately upon transfer to Atarey thus leaving no shares of Class B Common Stock outstanding. In connection with the RSL Purchase Agreement, we, RSL COM and Atarey entered into a Novation and Amendment Agreement, dated as of June 28, 2001 (the "RSL Novation Agreement"), pursuant to which, among other things, RSL COM, with our consent, assigned its rights under the Registration Rights Agreement, dated as of September 1, 1999, between RSL COM and us, as amended by the RSL Novation Agreement, to Atarey.

         On July 3, 2001, CNET Investments, Inc., a Delaware corporation ("CNET"), entered into a share purchase agreement with Atarey (the "CNET Purchase Agreement"). Under the CNET Purchase Agreement, among other things, Atarey purchased, on July 6, 2001, the 1,085,943 shares of Class A Common Stock owned by CNET on substantially the same terms as set forth in the RSL Purchase Agreement. Also in connection with the CNET Purchase Agreement, we, RSL COM, CNET and Atarey entered into a Novation and Amendment Agreement, dated as of July 3, 2001 (the "CNET Novation Agreement"), pursuant to which, among other things, CNET, with our and RSL COM's consent, assigned its rights under the investor rights agreement, dated as of October 20, 1999, by and among the Company, RSL COM and CNET, as amended by the CNET Novation Agreement, to Atarey.

         All funds used by Atarey to purchase the shares from RSL COM and CNET were obtained from the working capital of Atarey and borrowed pursuant to a general purpose credit line maintained by Atarey with Bank Hapoalim of Israel. As a result of these transactions, Atarey beneficially owns approximately 71% of our outstanding Common Stock. Therefore, Atarey will control the outcome of any matter submitted to a vote of our stockholders, including the election of the directors at the Meeting.

         The accompanying proxy card is designed to permit each holder of Common Stock as of the close of business on the Record Date to vote on each of the matters to be considered at the Meeting. A stockholder is permitted to vote in favor of, or to withhold authority to vote for, any or all nominees for election to the Board and to vote in favor of or against or to abstain from voting with respect to the proposal to ratify the appointment by the Board of the independent auditors.

         Brokers holding shares of record for customers generally are not entitled to vote on certain matters unless they receive voting instructions from their customers. As used herein, "uninstructed shares" means shares held by a broker who has not received instructions from its customers on such matters, if the broker has so notified us on a proxy form in accordance with industry practice or has otherwise advised us that it lacks voting authority. As used herein, "broker non-votes" means the votes that could have been cast on the matter in question by brokers with respect to uninstructed shares if the brokers had received their customers' instructions. Although there are no controlling precedents under Delaware law regarding the treatment of broker non-votes in certain circumstances, we intend to treat broker non-votes in the manner described below.


         SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDER

         The following table sets forth information with respect to the beneficial ownership of shares of our Common Stock as of March 27, 2002 by:

         o each person who we know owns beneficially more than 5% of our Common Stock;

         o   each of our directors individually;

         o   each of our named executive officers individually; and

         o   all of our executive officers and directors as a group.

         Unless otherwise indicated, to our knowledge, all persons listed below have sole voting and investment power with respect to their shares of Common Stock. Each person listed below disclaims beneficial ownership of their shares, except to the extent of their pecuniary interests therein. Shares of Common Stock that an individual or group has the right to acquire within 60 days of March 27, 2002 pursuant to the exercise of options are deemed to be outstanding for the purpose of computing the percentage ownership of such person or group, but are not deemed outstanding for the purpose of calculating the percentage owned by any other person listed.

                                                         Number   Percentage(1)
                                                         ------   ------------
                                                        Shares of deltathree
                                                           Class A Common
                                                      Stock Beneficially Owned
                                                      ------------------------

Principal Stockholder:
Atarey Hasharon Chevra Lepituach Vehashkaot
  Benadlan (1991) Ltd..............................    20,655,402   70.9%
    7 Giborey Israel St., P.O. Box 8468.
    South Netanya Industrial Zone 42504, Israel.

Executive Officers and Directors:
Noam Bardin(2)(3)..................................      757,421     2.6%
Shimmy Zimels(2)(4)................................      473,407     1.6%
Paul C. White(2)(5)................................      160,000      *
Lenny Roth (2)(5)(6)...............................      24,848       *
Ehud Erez (2)(5)(7)................................      24,848       *
Amir Gera (2)(5)...................................      24,848       *
Issakhar Hacmun (2)(5).............................      24,848       *
Elie Housman (2)(5)................................      24,848       *
Joshua Maor (2)(8).................................      40,999       *
Lior Samuelson (2)(5)..............................      24,848       *
All Directors and Executive Officers as a group
  (10 persons)(9)..................................     1,556,067    5.4%


-----------

*        Less than 1%.

(1) Percentage of beneficial ownership is based on 29,143,206 shares of Common Stock outstanding as of March 27, 2002.

(2) The address for the director or executive officer listed is c/o the Company.

(3) Includes (a) 253,483 shares of Common Stock and (b) options to purchase 503,938 shares of Common Stock.

(4) Includes (a) 86,469 shares of Common Stock and (b) options to purchase 383,938 shares of Common Stock.

(5)  Represents options to purchase shares of Common Stock.

(6)  Effective April 1, 2002, Mr. Roth is no longer a director.

(7)  Excludes the 20,655,402 shares of Common Stock owned by Atarey.

(8) Includes (a) 16,151 shares of Common Stock and (b) options to purchase 24,848 shares of Common Stock.

(9)  Includes options to purchase 1,196,964 shares of Common Stock.


                             CHANGE IN CONTROL

         Pursuant to the RSL Purchase Agreement, Atarey purchased all of the shares of our Class B Common Stock owned by RSL COM, which represented majority ownership of the Company, for $15,655,567. Pursuant to the CNET Purchase Agreement, Atarey purchased 1,085,943 shares of our Common Stock from CNET for $868,754. All funds used to purchase the shares from RSL COM and CNET were obtained from the working capital of Atarey and borrowed pursuant to a general purpose credit line maintained by Atarey with Bank Hapoalim of Israel. As a result of these transactions, Atarey now beneficially owns approximately 71% of our outstanding Common Stock.


                             LEGAL PROCEEDINGS

         We are not aware of any legal proceedings in which any of our directors or officers or any owner of record or beneficial owner of more than five percent of any class of our voting securities, or any affiliate of any such director or officer or any of our affiliates or security holders, is a party adverse to us or has a material interest adverse to us.


               BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

         Our amended and restated certificate of incorporation provides that the number of members of our Board shall be not less than three and not more than thirteen. There are currently eight directors on the Board. At each annual meeting of stockholders, directors will be elected to hold office for a term of one year and until their respective successors are elected and qualified. All of the officers identified below under "Executive Officers" serve at the discretion of our Board.

         The Board had 11 regular and no special meetings during the fiscal year ended December 31, 2001. During the fiscal year ended December 31, 2001, each member of the Board participated in at least 75% of all Board and applicable committee meetings held during the period for which he or she was a director. The Board has established an executive committee, a compensation committee and an audit committee to devote attention to specific subjects and to assist the Board in the discharge of its responsibilities. The functions of these committees and their current members are set forth below.

         The Executive Committee is empowered to act on any matter except those matters specifically reserved to the full Board by applicable law. The Executive Committee had one meeting during 2001. From January 1, 2001 to April 26, 2001, Itzkhak Fisher, Nir Tarlovsky and Noam Bardin served as the members of the Executive Committee. The Board expects to appoint new members to the Executive Committee.

         The Compensation Committee is responsible for evaluating our compensation policies, determining our executive compensation policies and guidelines and administering our stock option and compensation plans. The Compensation Committee had two meetings during 2001. From January 1, 2001 to April 26, 2001, Jacob Z. Schuster and Yadin Kaufmann served as the members of the Compensation Committee. Amir Gera and Joshua Maor are the current members of the Compensation Committee.

         In June 2000, the Board adopted a new charter for the Audit Committee. The charter contains the Audit Committee's mandate, membership requirements and duties and obligations. The Audit Committee reviewed the charter in March 2001 to determine its adequacy and will review the charter annually and, if appropriate, recommend revisions to the Board. Under the charter, the Audit Committee recommends to the Board the appointment of the firm selected to serve as our independent auditors and our subsidiaries and monitors the performance of such firm; reviews and approves the scope of the annual audit and evaluates with the independent auditors our annual audit and annual financial statements; reviews with management the status of internal accounting controls; evaluates issues having a potential financial impact on us which may be brought to the Audit Committee's attention by management, the independent auditors or the Board; evaluates our public financial reporting documents; reviews the non-audit services to be performed by the independent auditors, if any; and considers the effect of such performance on the auditor's independence. During the year ended December 31, 2001, the Board examined the composition of the Audit Committee in light of the adoption by The Nasdaq National Market of new rules governing audit committees. Based upon this examination, the Board confirmed that all members of the Audit Committee during the year ended December 31, 2001 were "independent" within the meaning of Nasdaq's new rules. A copy of the Audit Committee's charter is included as Appendix B to this Proxy Statement. The Audit Committee had five meetings during 2001. From January 1, 2001 to April 26, 2001, Jacob Z. Schuster, Eric Zinterhofer and Robert R. Grusky served as the members of the Audit Committee. From May 2, 2001 through June 29, 2001, Keith Maib, James McDermott and Hilary Kramer served as members of the Audit Committee. Ehud Erez, Elie Housman and Lior Samuelson are the current members of the Audit Committee.

Audit Committee Report

         During 2001, the Audit Committee was comprised of three directors. In fiscal 2000, the Board of Directors approved and adopted a written charter which sets forth the Audit Committee's duties and responsibilities and reflects new Securities and Exchange Commission regulations and Nasdaq National Market rules.

         During the past year, the Audit Committee has, among other activities, reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2001 with management and with our independent auditors, Brightman Almagor & Co., a member firm of Deloitte & Touche. The Audit Committee has discussed with Brightman Almagor & Co. the matters required to be discussed by American Institute of Certified Public Accountants Auditing Standards Board Statement on Auditing Standards No. 61 ("Communications with Audit Committees") relating to the conduct of the audit. The Audit Committee has received written disclosures and a letter from Brightman Almagor & Co. including disclosures required by the Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and has discussed with Brightman Almagor & Co. their independence. The Audit Committee has considered the compatibility of the provision of non-audit services with maintaining the auditor's independence.

         Based on the Audit Committee's review of the audited financial statements and the review and discussions described in the foregoing paragraph, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 31, 2001 be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2001 for filing with the Securities and Exchange Commission.

                                    The Audit Committee

                                    Ehud Erez
                                    Elie Housman
                                    Lior Samuelson

         The Audit Committee Report in this Proxy Statement shall not be deemed filed or incorporated by reference into any other filings by us under the Securities Act of 1933 or the Securities Exchange Act of 1934 except to the extent that we specifically incorporate this information by reference.


                                 PROPOSAL I
                           ELECTION OF DIRECTORS

General


         At the Meeting, eight directors will be elected to the Board to serve until our next annual meeting of stockholders.

         Our Amended and Restated Certificate of Incorporation provides that a director shall hold office until the annual meeting for the year in which his or her term expires except in the case of elections to fill vacancies or newly created directorships. Each director is elected for a one-year term. Each of the nominees is now serving as director on our Board.

         On April 26, 2001, RSL COM, as our majority stockholder, took action by written consent to reduce the size of the Board to five members and to appoint a new Board, including the following individuals: Noam Bardin, Shimmy Zimels, Keith Maib, Hilary Kramer and James McDermott. The new Board replaced a Board composed primarily of former RSL COM executives and affiliates, including the following individuals: Noam Bardin, Paul Domorski, Avery Fischer, Itzhak Fisher, Robert Grusky, Yadin Kaufmann, Jacob Schuster, Nir Tarlovsky, Oakleigh Thorne and Eric Zinterhofer. On June 26, 2001, by action of the Board, following the request of Atarey, the number of persons comprising the Board was increased from five persons to six persons. As a result of this action, and the resignation of Hilary Kramer and James McDermott as directors on June 29, 2001, there then existed three vacancies on the Board. Such vacancies were filled by Lyon Lenny Roth, Joshua Maor and Amir Gera, representatives designated by Atarey and appointed by the remaining members of the Board. In addition, also by action of the Board, the number of persons comprising the Board was decreased from six persons to five persons on July 16, 2001, ten days after we mailed an Information Statement to all of our stockholders in compliance with Section 14(f) of the Securities Exchange Act of 1934and Rule 14f-1 thereunder. At that time, the resignation of Keith Maib become effective, and the Board consisted of Noam Bardin, Shimmy Zimels, Lyon Lenny Roth, Joshua Maor and Amir Gera.

         In July and August 2001, the Board took action to increase the size of the Board and appointed Issakhar Hacmun, Elie Housman and Lior Samuelson to fill the vacancies on the Board. In February 2002, also by action of the Board, the number of persons comprising the Board was increased to nine persons, and Ehud Erez was appointed to fill the vacancy. On April 1, 2002, Mr. Roth resigned from the Board, and the Board appointed Mr. Bardin to replace Mr. Roth as Chairman of the Board.

         Under our Amended and Restated By-laws, directors are elected by a majority of the outstanding shares of Common Stock present in person or represented by proxy at the Meeting, and thus, the eight nominees for election as directors who receive the most votes cast will be elected. Instructions withholding authority and broker non-votes will not be taken into account in determining the outcome of the election of directors.

The Board recommends a vote in favor of the election of the eight nominees to the Board.

Nominees for Director

         Set forth below is certain information regarding each nominee as of April , 2002, including such individual's age and principal occupation, a brief account of such individual's business experience during at least the last five years and other directorships currently held.

         Noam Bardin, 32 - Chairman of the Board, Chief Executive Officer and President. Mr. Bardin co-founded deltathree and has served as Chief Executive Officer and President since 2000. Mr Bardin has served as Chairman of the Board since April 2001. Mr. Bardin served as Vice President of Technology and Chief Technology Officer of deltathree since June 1997 before being named President and Chief Executive Officer in April 2000. Mr. Bardin served as Global Network Director from November 1996 to May 1997. Prior to founding deltathree, Mr. Bardin worked with Ambient Corporation. Mr. Bardin graduated from Hebrew University with a degree in Economics.

         Ehud Erez, 46 - Director. Mr. Erez has served as a director of deltathree since February 2002. Mr. Erez has served as the Chief Executive Officer of Atarey and President and Chief Financial Officer of El-Ad Group (Canada) since July 2001. Prior to July 2001, Mr. Erez was Auditor, Accountant and Partner of several accounting firms, including KPMG and Arthur Andersen. Prior to January 1985 Mr. Erez was a Revenue Inspector/Auditor for the Treasury Department in Jerusalem. Mr. Erez was an active member of the Auditing Standards Board of the Institute of Certified Public Accountants. He is a graduate of Hebrew University with a BA in Economics and Accounting and holds a CPA.

         Amir Gera, 41 - Director. Mr. Gera has served as a director of deltathree since June 2001. Since January 2002, Mr. Gera has served as the Chief Executive Officer of Green Venture Capital Ltd., an investment holding company which engages primarily in acquiring holdings in venture capital funds. In addition, Mr. Gera has served as the Chief Executive Officer of Commutech Holding & Investments Ltd since March 2001. From 1993 through 2000, Mr. Gera was the Assistant Director General of Emet Neveh Savion Ltd., which owns and manages real estate assets.

         Issakhar (Issy) Hacmun, 33 - Director. Mr. Hacmun has served as a director of deltathree since July 2001. Since, January 2000 Mr. Hacmun has been an independent real estate investor and developer. From 1999 to 2000, Mr. Hacmun served as an Associate at Weksler, Berman LLP, specializing in the negotiation of large real estate acquisitions for a variety of clientele in Israel. From 1995 to 1999, Mr. Hacmun served in various capacities, including General Counsel and Director of several different Tshuva Group subsidiaries.

         Elie Housman, 65 - Director. Mr. Housman has served as a director of deltathree since August 2001. Since March 2001, Mr. Housman has served as the Chairman of InkSure, Inc. Prior to March 2001, Mr. Housman served as a Principal and Consultant to Charterhouse Group International, Inc., a private equity firm that manages approximately $2 billion in assets. Prior to 1996, Mr. Housman was also the Chairman of Novo PLC, a media supply company in London, and President of Pioneer Commercial Funding Corporation. Prior to 1988, he founded UM Shipping Corporation, was Co-Chairman of AP Parts Company, Chief Executive Officer of Rail Finance, Inc. and Founder of Maritime Fruit Carriers Ltd., one of the world's largest diversified shipping companies.
Mr. Housman is a graduate of the New School for Social Research with BA and MA degrees in Economics.

         Joshua Maor, 66 - Director. Since January 2002, Mr. Maor has served as the Chairman of Green Venture Capital Ltd., an investment holding company which engages primarily in acquiring holdings in venture capital funds, and the Chairman of Commutech Holding & Investments Ltd., an investment holding company which engages primarily in investments in high tech companies. Mr. Maor served as both the Chairman and Chief Executive Officer Green Venture Capital Ltd from 1997 to January 2002. From 1996 through 1997, Mr. Maor was the Chairman of I.B.M. Israel Ltd., which distributes and provides services for I.B.M. products, and I.B.M. Science and Technology Ltd., a research and development company. Mr. Maor served as a member of our Advisory Board from 1997 through 1998.

         Lior Samuelson, 53 - Director. Mr. Samuelson has served as a director of deltathree since August 2001. Since August 1999, Mr. Samuelson has served as a Co-Founder and Principal of Mercator Capital. His experience includes advising clients in the Technology, Communications and Consumer sectors on mergers, acquisitions and private placements. From March 1997 to August 1999, Mr. Samuelson was the President and CEO of PricewaterhouseCoopers Securities. Prior to that, he was the President and CEO of The Barents Group, a merchant bank specializing in advising and investing in companies in emerging markets. Mr. Samuelson was also the Co-Chairman of Peloton Holdings, a Private Equity management company. Before that, he was a managing partner with KPMG and a senior consultant at Booz, Allen & Hamilton. Mr. Samuelson earned B.S. and M.S. degrees in Economics from Virginia Polytechnic University.

         Shimmy Zimels, 36 - Chief Operating Officer and Director. Mr. Zimels joined deltathree in July 1997. Mr. Zimels is responsible for overseeing all operations, including network operations and customer accounts. Prior to joining deltathree, Mr. Zimels was the Controller and Vice President of Finance at Net Media Ltd., a leading Israel-based Internet Service Provider, from June 1995 to June 1997. From April 1991 to May 1995, Mr. Zimels was a senior tax auditor for the Income Tax Bureau of the State of Israel. Mr. Zimels graduated with distinction from Hebrew University with a degree in Economics and Accounting and holds a Masters in Economics from Hebrew University.


                                PROPOSAL II
            RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         Subject to ratification by our stockholders, on the recommendation of the Audit Committee, the Board has reappointed Brightman Almagor & Co., a member firm of Deloitte & Touche, as independent auditors to audit our financial statements for the fiscal year ending December 31, 2002.

         Representatives of Brightman Almagor & Co. are expected to be present at the Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

         The ratification of the selection of Brightman Almagor & Co. as our independent auditors for the fiscal year ending December 31, 2002 will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present at the Meeting, in person or represented by proxy, and entitled to vote. In determining whether the proposal has received the requisite number of affirmative votes, abstentions will be counted and will have the same effective as a vote against the proposal; broker non-votes will be disregarded and will have no effect on the outcome of the vote.

         The Board believes that a vote for the proposal to ratify the appointment by the Board of the independent auditors as described above is in the best interests of our stockholders and us and unanimously recommends a vote "FOR" such proposal.

Audit Fees

         The aggregate fees billed or expected to be billed to us by our independent auditors, Brightman Almagor & Co., a member firm of Deloitte & Touche, for professional services rendered for the audit of our annual financial statements for the fiscal year ended December 31, 2001 and for the reviews of the financial statements included in our Quarterly Reports on Form 10-Q for that year were $54,000.

Financial Information Systems Design and Implementations Fees

         There were no fees billed by Brightman Almagor & Co. for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2001.

All Other Fees

         There were $4,000 in other fees billed by Brightman Almagor & Co. for services rendered to us for the fiscal year ended December 31, 2001.

Executive Officers

         Set forth below is a brief description of the present and past business experience of each of the persons who serve as our executive officers or key employees who are not also serving as directors.

         Paul C. White, 39 - Chief Financial Officer and Secretary. Mr. White has served as our Chief Financial Officer since September 2000 and is responsible for corporate finance and all financial aspects of our operations, including accounting, tax, treasury, financial analysis, billing, internal audit, investor relations, real estate and procurement functions. Mr. White brings a vast array of experience in both the telecommunications and Internet industries having served as President and Chief Executive Officer of TelecomRFQ, Inc., a business-to-business start-up designed to facilitate telecommunications procurement between business buyers and major suppliers. Mr. White cultivated his expertise in both telecommunications and the Internet with senior level positions at Buyersedge.com, where he served as Vice President of Operations & Finance, and at Southern New England Telecommunications (SNET), the SBC Communications, Inc. subsidiary, where he served as Director of IT Strategy & Finance, Director of Corporate Development and Director of Finance & Business Development between 1995 and 1999. Mr. White has also worked in senior level positions at Ernst & Young, LLP and Arthur Andersen, LLP. Mr. White has a BBA and an MBA from Hofstra University, as well as a CPA.


                EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary Compensation Table

         The following table sets forth certain summary information concerning the compensation paid or awarded for services rendered during each of our last three fiscal years to our chief executive officer and each of our three other most highly compensated executive officers in 1999, 2000 and 2001 whose total salary and bonus exceeded $100,000. These four executive officers are referred to in this Proxy Statement as "named executive officers".


                                                                           Long-Term
                                               Annual Compensation        Compensation
                                            ----------------------------------------------------------
                                                                            Securities
                                                                            Underlying   All Other
Name and Principal Position          Year   Salary ($)     Bonus ($)        Options (#)  Compensation
------------------------------------------------------------------------------------------------------

Noam Bardin                          2001    264,267            --             --          --
  President and Chief Executive      2000    229,167       142,000           250,000       --
Officer............................. 1999    170,000       136,000           173,938       --

                                     2001    214,395            --             --          --
Shimmy Zimels                        2000    187,500       112,000           130,000       --
  Chief Operating Officer........... 1999    170,000       136,000           173,938       --

                                     2001    201,391            --             --          --
Paul C. White                        2000     59,500        21,000           160,000       --
  Chief Financial Officer........... 1999         --            --             --          --

Mark Gazit (1)                       2001    175,000            --             --          --
  Former Executive Vice President,   2000     83,333        54,000           303,938       --
  Technology ....................... 1999         --            --             --          --

(1) In 2001, we paid Mark Gazit $60,000 upon his termination as our Executive Vice President, Technology.


Option Grants During 2001


      During fiscal year ended December 31, 2001, we did not grant any options to purchase shares of our Common Stock to any of our named executive officers.

Option Exercises in Fiscal 2001 and Year-End Option Values

      The following table sets forth information for the named executive officers with respect to option exercises during 2001 and the value as of December 31, 2001 of unexercised in-the-money options held by each of the named executive officers.


                                                                                Number of
                                                                               Securities             Value of
                                                                               underlying           Unexercised
                                                                               Unexercised          In-The-Money
                                                                               Options at            Options at
                                  Shares                                      Year End (#)          Year-End ($)
                                 Acquired                   Value              Exercisable          Exercisable
Name                          On Exercise (#)           Realized ($)         /Unexercisable        /Unexercisable
---------------------------------------------------- -------------------- ---------------------- -------------------

Noam Bardin ...........             --                       --                 503,938/0               --
Shimmy Zimels..........             --                       --                 383,938/0               --
Paul C. White..........             --                       --                 160,000/0               --
Mark Gazit.............             --                       --                 303,938/0               --

Compensation Committee Interlocks and Insider Participation

         Executive compensation decisions in 2001 were made by the Compensation Committee. During 2001, no interlocking relationship existed between our Board and the board of directors or compensation committee of any other company.

Director Compensation

         Prior to 2001, we have generally not paid our directors cash compensation. In May 2001, we paid to each of Keith Maib, Hillary Kramer and James McDermott, former directors, a fee of $10,000 in compensation for their services as directors, and such directors also received options to purchase 10,000 shares of Common Stock in addition to the options to purchase 24,848 shares of Common Stock granted pursuant to our 1999 Directors' Plan. In addition, we paid a fee of $53,333 to Lenny Roth, former Chairman of the Board, also as compensation for his services as a director. During 2002, we plan to pay $10,000 to each of Lior Samuelson and Elie Housman for their services as directors.

         Directors are reimbursed for the expenses they incur in attending meetings of the Board or Board committees. Under our 1999 Directors' Plan, each director who is not our employee receives options to purchase 24,848 shares of Common Stock on the date such director is elected to the Board. In addition, under our 1999 Directors' Plan, each non-employee director will be eligible to receive on an annual basis options to purchase 10,000 shares of Common Stock with an exercise price equal to the fair market value on the date of grant.

1999 Directors' Plan

         The purposes of the 1999 Directors' Plan are to enable us to attract, maintain and motivate qualified directors and to enhance a long-term mutuality of interest between our directors and stockholders of our Common Stock by granting our directors options to purchase our shares.

         Under the Directors' Plan, on the first business day following each annual meeting of our stockholders during the term of the Directors' Plan, each director who is not our employee will be granted options to acquire 10,000 shares of our Common Stock with an exercise price per share equal to the fair market value of a share of our Common Stock on the date of grant. These options will have a seven-year term and will become exercisable on the first anniversary of the date of grant. In addition, each director who was not our employee on the date of the completion of our initial public offering was granted options to acquire 24,848 shares of our Common Stock with an exercise price per share equal to the initial public offering price. Each individual who becomes a director will be granted options to acquire 24,848 shares of our Common Stock with an exercise price per share equal to the fair market value on the date of grant. These options will have a seven-year term and will be immediately exercisable. The maximum number of shares that may be issued under the Directors' Plan is 600,000 shares of Common Stock. The plan will terminate December 31, 2009, unless sooner terminated by our stockholders.

Employment Agreements

         We currently have employment agreements in place with Messrs. Bardin, White and Zimels, each with the following principal terms:

         o The agreement is effective for a period of three years from the effective date, and can be extended by mutual agreement.

         o The employee is entitled to receive a base salary as stated below, increased on each January 1, commencing January 1, 2001, by an amount equal to his base salary then in effect, multiplied by the applicable cost of living index during the prior year. The employee's base salary, as adjusted for cost of living increases, may be further increased at the option and in the discretion of the Board.

         o The employee shall be granted options to purchase shares of our Common Stock as set forth below, under our 1999 Stock Incentive Plan. The employee's options are exercisable in installments, as long as the employee is employed by us on the applicable vesting date, and after an option is exercisable, that option remains exercisable until the expiration of seven years from the date of the agreement. If the employee is terminated for cause, following such date, all options will expire. The options are exercisable in three equal installments on each of the first, second and third anniversary of the effective date.

         o The employee's options are immediately exercisable in full upon a change of control. The employee's options, following any termination of the employee's employment, other than for cause, remain exercisable for the lesser of two years and the remaining term of his options.

         o If employee's employment is terminated by us without cause or by the employee for good reason, the employee is entitled to receive previously earned but unpaid salary, vested benefits and a payment equal to his base salary as in effect immediately prior to the termination date.

         o If employee dies or is unable to perform his duties, he or his representative or estate or beneficiary will be paid, in addition to any previously earned but unpaid salary and vested benefits, 12 months' total base salary reduced, in the case of disability, by any disability benefits he receives.

         On March 31, 2002, the employment agreements for each of Mr. Bardin and Mr. Zimels expired pursuant to the terms of the original employment agreements. Both Messrs. Bardin's and Zimels' employment agreements were extended until September 30, 2002 on the same terms as their original employment agreements. At the same time Messrs. Bardin, White and Zimels took a voluntary pay reduction from their then current salaries of $266,513, $213,210, and $213,210, respectively, to $180,000 each.

         The following table sets forth the position, base salary and number of shares of Common Stock represented by the options granted for each of Messrs. Bardin, White and Zimels pursuant to their respective employment agreements:


                                                                                                    Options to
                                                                                                     Purchase
                                                                              Base Salary per        Shares of
Name                                               Position                      Contract          Common Stock
------------------------------------------------------------------------------------------------------------------
Noam Bardin......................   Chairman of the Board, Chief Executive
                                    Officer and President                        $250,000             250,000

Paul C. White ...................   Chief Financial Officer                      $170,000             160,000

Shimmy Zimels....................   Chief  Operating Officer                     $200,000             130,000

         As a result of the change in control described in this Proxy Statement, the options granted to Messrs. Bardin, Zimels and White became immediately exercisable in full.

1999 Stock Incentive Plan

         We have a stock incentive plan. The purpose of the plan is to foster and promote our long-term financial success and materially increase stockholder value by (a) motivating superior performance by means of performance-related incentives, (b) encouraging and providing for the acquisition of an ownership interest in us by executive officers, other employees and consultants and (c) enabling us to attract and retain the services of an outstanding management team upon whose judgment, interest and effort the successful conduct of our operations is largely dependent.

         General. The plan provides for the grant of (i) incentive stock options and non-incentive stock options to purchase our Common Stock; (ii) stock appreciation rights, which may be granted in tandem with or independently of stock options; (iii) restricted stock and restricted units; (iv) incentive stock and incentive units; (v) deferred stock units; and (vi) stock in lieu of cash. We have reserved 4,000,000 shares of our Common Stock for issuance upon exercise of awards to be granted under the plan.

         Administration. Our compensation committee or such other committee as designated by our Board administers the plan. This committee is made up of at least two directors who are not our employees and whose membership on the committee (i) does not adversely impact our ability to deduct compensation payments made under the plan and (ii) permits recipients of awards to avail themselves of exemptions under federal securities laws.

         Eligibility and Extent of Participation. The plan provides for discretionary grants of awards to our officers within the meaning of Rule 16a-1(f) of the Exchange Act and to other employees and consultants of ours. Directors who are non-employees are prohibited from participating in the plan. The maximum number of shares for which options or stock appreciation rights may be granted to any one participant in a calendar year is 600,000 of the shares of Common Stock available under the plan.

         Stock Options. Under the plan, the committee may grant both incentive and non-incentive stock options for our Common Stock. The options generally will have a term of seven years and will become exercisable in three equal installments commencing on the first anniversary of the date of grant. The purchase price per share payable upon exercise of an option will be established by the committee; provided, however, that such option exercise price may be no less than the fair market value of a share of our Common Stock on the date of grant (or 110% of the fair market value, in the case of incentive stock option grants to persons holding more than 10% of voting power of all classes of our capital stock). The option exercise price is payable by one of the following methods or a combination of methods to the extent permitted by the committee: (i) in cash or its equivalent, or (ii) subject to the approval of the committee, in shares of Common Stock owned by the participant for at least six months prior to the date of exercise. The committee may provide that a participant who delivers shares of Common Stock to exercise an option when the market value of the Common Stock exceeds the exercise price of the option will be automatically granted reload options for the number of shares delivered to exercise the option. Reload options will be subject to the same terms and conditions as the related option except that the exercise price will be the fair market value on the date the reload option is granted and such reload option will not be exercisable for six months.

         Stock Appreciation Rights. The committee may grant stock appreciation rights in tandem with or independently of a stock option. Stock appreciation rights entitle the participant to receive the excess of the fair market value of a stated number of shares of Common Stock on the date of exercise over the base price of the stock appreciation right. The base price may not be less than 100% of the fair market value of the Common Stock on the date the stock appreciation right is granted. The committee will determine when a stock appreciation right is exercisable, the method of exercise, and whether settlement of the stock appreciation right is to be made in cash, shares of Common Stock or a combination of cash and shares.

         Restricted Stock and Restricted Units. The committee may grant awards in the form of restricted stock and restricted units. For purposes of the plan, restricted stock is an award of Common Stock and a restricted unit is a contractual right to receive Common Stock (or cash based on the fair market value of Common Stock). Such awards are subject to such terms and conditions, if any, as the committee deems appropriate. Unless otherwise determined by the committee, participants are entitled to receive either currently or at a future date, dividends or other distributions paid with respect to restricted stock and, if and to the extent determined by the committee, either to be credited with or receive currently an amount equal to dividends paid with respect to the corresponding number of shares covered by restricted units. Restricted stock and restricted units become vested and non-forfeitable and the restricted period shall lapse upon the third anniversary of the date of grant unless the committee determines otherwise.

         Incentive Stock and Incentive Units. The plan allows for the grant of awards in the form of incentive stock and incentive units. For purposes of the plan, incentive stock is an award of Common Stock and an incentive unit is a contractual right to receive Common Stock. Such awards will be contingent upon the attainment, in whole or in part, of certain performance objectives over a period to be determined by the committee. With regard to a particular performance period, the committee has the discretion, subject to the plan's terms, to determine the terms and conditions of such awards, including the performance objectives to be achieved during such period and the determination of whether and to what degree such objectives have been attained. Unless otherwise determined by the committee, participants are entitled to receive, either currently or at a future date, all dividends and other distributions paid with respect to the incentive stock and, if and to the extent determined by the committee, either to be credited with or receive currently an amount equal to dividends paid with respect to the corresponding number of shares covered by the incentive units.

         Elective Units. On such date or dates established by the committee and subject to such terms and conditions as the committee will determine, a participant may be permitted to defer receipt of all or a portion of his annual compensation and/or annual incentive bonus ("deferred annual amount") and receive the equivalent amount in elective stock units based on the fair market value of the Common Stock on the date of grant. To the extent determined by the committee, a participant may also receive supplemental stock units for a percentage of the deferred annual amount. On the date of a participant's termination of employment, the participant will receive a number of shares of Common Stock equal to the number of elective units and supplemental units held on that date. Elective units carry no voting rights until the shares have been issued. The committee will determine whether any dividend equivalents attributable to elective units are paid currently or credited to the participant's account and deemed reinvested in Common Stock. Elective units and dividend equivalents with respect to the elective units are fully vested at all times. Unless the committee provides otherwise, supplemental units and dividend equivalents with respect to the supplemental units will become fully vested on the third anniversary of the date the corresponding deferred amount would have been paid.

         Stock in Lieu of Cash. The plan authorizes the committee to grant awards of Common Stock to executive officers in lieu of all or a portion of an award otherwise payable in cash pursuant to any bonus or incentive compensation plan of ours, based on the fair market value of the Common Stock.

         Amendment and Termination. No awards may be granted under the plan after the expiration of ten years from the date of the plan's adoption. The Board or the committee may amend, suspend or terminate the plan or any portion of it at any time. However, no amendment may be made to the plan without stockholder approval if such amendment would (1) increase the number of shares of Common Stock subject to the plan, (2) change the price at which options may be granted or (3) remove the administration of the plan from the committee.

1999 Performance Incentive Plan

         We have a performance incentive plan. The purpose of the plan is to assist us in attracting, retaining, motivating and rewarding the best qualified executive officers and key employees by providing them with the opportunity to earn competitive compensation directly linked to our performance.

         General. Under the plan, bonuses are payable if we meet any one or more of several performance criteria, which are to be set annually by the committee, after receipt of the proposed annual budget for the coming year from management. It is expected that proposed performance criteria for the coming year will be presented by management in the fourth quarter of the current year and approved not later than March 31 of the next year. It is expected that the period over which performance is to be measured will be one year.

         The committee shall determine whether bonuses payable under the plan will be paid in cash, shares of Common Stock or in any combination thereof, provided that not less than 50% of any bonus shall be in cash. No more than 400,000 shares of Common Stock may be issued under the plan.

         Administration. Our compensation committee or such other committee as designated by our Board administers the plan. This committee is made up of directors who are not our employees and whose membership on the committee (i) does not adversely impact our ability to deduct compensation payments made under the plan and (ii) permits recipients of awards to avail themselves of exemptions under federal securities laws. The committee establishes the performance targets and certifies whether such performance targets have been achieved.

         Bonus. Bonus amounts are determined as follows: if 100% of the pre-established targets are achieved, participants will generally be eligible to receive a bonus equal to 35% of their base salary for such year. If 80% of such targets are achieved, the bonus potentially payable to participants will generally equal 25% of their base salary for such year and, if less than 80% of such targets are achieved, the bonus potentially payable to participants will generally equal 0% of their base salary for such year. To the extent our results exceed 80% of the targets but is less than 100% of the targets, the amount of the bonus payable to participants will be adjusted proportionately based on where such results fall within the ranges set forth above.

         Once eligibility has been determined, a bonus, if applicable, will consist of two components. Fifty percent of the amount determined pursuant to the formula described above will be payable if the targets are achieved. Up to an additional 50% of such amount will be payable in the discretion of the committee. In addition, the plan permits the committee to grant discretionary bonuses to participants, notwithstanding that a bonus would not otherwise be payable under the plan, to recognize extraordinary individual performance.

         Eligibility. Each of our executive officers and each key employee who is recommended by the chief executive officer and selected by the committee and approved by the board of directors is eligible to receive a bonus under the plan.

         Other Terms. No plan participant may receive a bonus with respect to any plan year in excess of $1,000,000. The committee may impose conditions with respect to an award of Common Stock, including conditioning the vesting of shares on the performance of additional service. The committee may permit a participant to receive all or a portion of his bonus payable in Common Stock. If a participant's employment terminates prior to the completion of performance period, the committee shall determine whether a prorated bonus may be paid to such a participant. In addition, the plan permits a participant to elect to defer payment of his or her bonus on terms and conditions established by the committee.

         Amendment and Termination. Either the board of directors or the committee may amend, suspend, discontinue or terminate the plan, provided that, unless the board determines otherwise, any amendment or termination of the plan that requires stockholder approval will not be effective until stockholder approval is obtained.

1999 Employee Stock Purchase Plan

         We have an employee stock purchase plan. The purpose of the employee stock purchase plan is to align employee and stockholder long-term interests by facilitating the purchase of Common Stock by employees and to enable employees to develop and maintain significant ownership of Common Stock.

         General. The employee stock purchase plan is intended to comply with the requirements of Section 423 of the Internal Revenue Code, and to assure the participants of the tax advantages provided thereby. The number of shares of our Common Stock available for issuance under the employee stock purchase plan is limited to 1,350,000 shares of Common Stock.

         Administration. A committee established by the Board administers the employee stock purchase plan. The committee may make such rules and regulations and establish such procedures for the administration of the employee stock purchase plan as it deems appropriate.

         Eligibility. All of our employees who have at least one year of service and work more than 20 hours per week and five months in a calendar year are eligible to participate in the employee stock purchase plan, except that employees who are "highly compensated" within the meaning of
Section 414(q) of the Code and employees who are five percent or more stockholders of us will not be eligible to participate.

         Grants. Pursuant to the employee stock purchase plan, each eligible employee will be permitted to purchase shares of Common Stock up to two times per calendar year through regular payroll deductions in an aggregate amount equal to 1% to 10% of the employee's base pay, as elected by the employee, for each payroll period. Under the employee stock purchase plan, a participant's right to purchase shares of Common Stock may not accrue at a rate that exceeds $25,000 of fair market value of Common Stock during any calendar year.

         Offering Period; Purchase Period. The initial offering period commenced on the first trading day on or after the effective date of the employee stock purchase plan and end on the last trading day on or prior to the second anniversary of the commencement date. Each subsequent offering period will have a duration of approximately one year, commencing on the first trading day and ending on the last trading day of each calendar year (commencing with calendar year 2001). Each "purchase period" will have a duration of approximately six months.

         Exercise Price. As of the last day of each "purchase period" ending within an "offering period," participating employees will be able to purchase shares of Common Stock with payroll deductions for a purchase price equal to the lesser of:

         o 85% of the fair market value of Common Stock on the date the offering period begins and

         o 85% of the fair market value of Common Stock on the last day of the purchase period.

         A right to purchase shares which is granted to a participant under the employee stock purchase plan is not transferable otherwise than by will or the laws of descent and distribution.


          Compensation Committee Report on Executive Compensation

         The Compensation Committee is responsible for recommending to the Board of Directors the overall executive compensation strategy of the Company and for the ongoing monitoring of the compensation strategy's implementation. In addition to recommending and reviewing the compensation of the executive officers, it is the responsibility of the Compensation Committee to recommend new incentive compensation plans and to implement changes and improvements to existing compensation plans, including the 1999 Stock Incentive Plan, the 1999 Performance Incentive Plan, the 1999 Employee Stock Purchase Plan and the 1999 Directors' Plan. The Compensation Committee makes its compensation determinations based upon its own analysis of information it compiles and the business experience of its members.

Overall Policy

         The Compensation Committee believes that the stability of the Company's management team, as well as the Company's ability to continue to incentivize management and to attract and retain highly qualified executives for its expanding operations, will be a contributing factor to the Company's continued growth and success. In order to promote stability, growth and performance, and to attract new executives, the Company's strategy is to compensate its executives with an overall package that the Company believes is competitive with those offered by similarly situated companies and which consists of (i) a stable base salary set at a sufficiently high level to retain and motivate these officers but generally targeted to be in the lower half of its peer group comparables, (ii) an annual bonus linked to the Company's overall performance each year and to the individual executive's performance each year and (iii) equity-related compensation which aligns the financial interests of the Company's executive officers with those of the Company's stockholders by promoting stock ownership and stock performance through the grant of stock options and stock appreciation rights, restricted stock and other equity and equity-based interests under the Company's various plans.

         Executive officers are also entitled to customary benefits generally available to all employees of the Company, including group medical and life insurance. Base salary, bonuses and benefits are paid by the Company and its subsidiaries.

Federal Income Tax Deductibility of Executive Compensation

         Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), limits the amount of compensation a publicly held corporation may deduct as a business expense for Federal income tax purposes. The limit, which applies to a company's chief executive officer and the four other most highly compensated executive officers, is $1 million (the "Deductibility Limit"), subject to certain exceptions. The exceptions include the general exclusion of performance-based compensation from the calculation of an executive officer's compensation for purposes of determining whether his or her compensation exceeds the Deductibility Limit. The Compensation Committee has determined that compensation payable to the executive officers should generally meet the conditions required for full deductibility under section 162(m) of the Code. While the Company does not expect to pay its executive officers compensation in excess of the Deductibility Limit, the Compensation Committee also recognizes that in certain instances it may be in the best interest of the Company to provide compensation that is not fully deductible.

         With respect to the 1999 Performance Incentive Plan described below, because the 1999 Performance Incentive Plan was in existence prior to the completion of the Company's initial public offering, the Deductibility Limit generally will not apply to payments under such plan until the Company's annual general meeting of stockholders to be held in 2001, the first meeting of the Company's stockholders at which directors will be elected after the close of the third calendar year following the calendar year in which the initial public offering was closed.

Base Salary

         The base salaries for the named executive officers are based upon employment agreements between the Company and such officers.

Annual Incentive Bonuses

         The Board of Directors approved the 1999 Performance Incentive Plan established by RSL COM. The Company established the Performance Incentive Plan to enable the Company and its subsidiaries to attract, retain, motivate and reward the best qualified executive officers and key employees by providing them with the opportunity to earn competitive compensation directly linked to the Company's performance. The Performance Incentive Plan is effective through and including the year 2002, unless extended or earlier terminated by the Board of Directors. As part of the Performance Incentive Plan, the Compensation Committee may determine that any bonus payable under the Performance Incentive Plan be paid in cash, in shares of Common Stock or in any combination thereof, provided that at least 50% of such bonus is required to be paid in cash. In addition, the Performance Incentive Plan permits a participant to elect to defer payment of his or her bonus on terms and conditions established by the Compensation Committee. No more than 400,000 shares of Common Stock may be issued under the Performance Incentive Plan.

         Under the 1999 Performance Incentive Plan, bonuses may be payable if the Company meets any one or more of the following performance criteria, which are set annually by the Compensation Committee: (i) revenues; (ii) operating income; (iii) gross profit margin; (iv) net income; (v) earnings per share; (vi) maximum capital or marketing expenditures; (vii) targeted levels of customers.

         Under the 1999 Performance Incentive Plan, bonus amounts are determined as follows: if 100% of such targets are achieved, the bonus potentially payable to participants will generally equal 35% of their base salary for such year, if 80% of such targets are achieved, the bonus potentially payable to participants will generally equal 25% of their base salary for such year, and if less than 80% of such targets are achieved, the participants will generally not be entitled to receive any bonus for such year. To the extent the Company's results exceed 80% of the targets but is less that 100% of the targets, the amount of the bonus payable to participants will be adjusted proportionately based on where such results fall within the ranges set forth above. Any such bonus will consist of two components. Fifty percent of the amount determined pursuant to the formula described above will be payable if the targets are achieved. Up to an additional 50% of such amount will be payable in the discretion of the Compensation Committee. In addition, the 1999 Performance Incentive Plan permits the Compensation Committee to grant discretionary bonuses to participants, notwithstanding that a bonus would not otherwise be payable under the 1999 Performance Incentive Plan, to recognize extraordinary individual performance.

         With respect to 2001, there were no bonuses awarded to any executive officer. Pursuant to the terms of the 1999 Performance Incentive Plan, any awards would have been paid in the current year, promptly following the completion of the audit of the Company's 2001 financial statements.

Long-Term Incentive Compensation

         The Company reinforces the importance of producing satisfactory returns to stockholders over the long term through the operation of the 1999 Stock Incentive Plan and the 1999 Directors' Plan. For a discussion relating to the 1999 Directors' Plan, refer to the section entitled "1999 Directors' Plan" in this Proxy Statement. Grants of stock, stock options, stock unit awards and stock appreciation rights under such plans provide executives with the opportunity to acquire an equity interest in the Company and align the executive's interest with that of the stockholders to create stockholder value as reflected in growth in the market price of the Common Stock.

1999 Stock Incentive Plan

         The Board of Directors adopted the 1999 Stock Incentive Plan in conjunction with the Company's initial public offering. The purposes of the 1999 Stock Incentive Plan are to foster and promote the long-term financial success of the Company and materially increase stockholder value by (i) motivating superior performance by means of performance-related incentives,
(ii) encouraging and providing for the acquisition of an ownership interest in the Company by executive officers and other key employees and (iii) enabling the Company to attract and retain the services of an outstanding management team upon whose judgment, interest and special effort the successful conduct of its operations is largely dependent.

         Under the 1999 Stock Incentive Plan, the Compensation Committee is authorized to grant options for up to 4,000,000 shares of Common Stock. This represented, upon completion of the initial public offering, approximately 15% of the outstanding shares of the Company, on a fully diluted basis. Options granted under the 1999 Stock Incentive Plan are to be granted to certain officers of the Company and to other employees and consultants of the Company. Directors who are non-employees of the Company are prohibited from participating in the 1999 Stock Incentive Plan.

         The 1999 Stock Incentive Plan is administered by the Compensation Committee and provides for the grant of (i) incentive and non-incentive stock options to purchase Common Stock; (ii) stock appreciation rights, which may be granted in tandem with or independently of stock options;
(iii) restricted stock and restricted units; (iv) incentive stock and incentive units; (v) deferred stock units; and (vi) stock in lieu of cash. The maximum number of shares for which options or stock appreciation rights may be granted to any one participant in a calendar year is 600,000. As of December 31, 2001, the Company has granted options to acquire an aggregate of 2,591,205 shares of Common Stock.

Chief Executive Officer's Fiscal 2001 Compensation

         Mr. Noam Bardin was the Company's chief executive officer for all of 2001. Under the terms of his employment agreement with the Company, Mr. Bardin received an aggregate annual base salary of $264,267 and his participation in the 1999 Performance Incentive Plan resulted in no bonus compensation for 2001.

                                                  Submitted by:

                                                  The Compensation Committee
                                                  Amir Gera
                                                 Joshua Maor


                                PROPOSAL III
       APPROVAL OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
    OF THE COMPANY TO AMEND THE AUTHORIZED CAPITAL STOCK OF THE COMPANY

         The Board has adopted a resolution approving the amended and restated certificate of incorporation of the Company substantially in the form attached to this Proxy Statement as Appendix A and recommends to the stockholders that they approve the amended and restated certificate of incorporation in order to implement amendments to the authorized capital stock of the Company. If approved, the amended and restated certificate of incorporation will decrease the authorized number of shares of Class A Common Stock from 200,000,000 shares to 75,000,000 shares and the authorized number of shares of Class B Common Stock from 200,000,000 shares to 1,000 shares.

         This proposal will be implemented by executing the amended and restated certificate of incorporation and will become effective at the close of business upon the filing of the amended and restated certificate of incorporation with the Secretary of State of the State of Delaware.

         The approval of the amended and restated certificate of incorporation will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present at the Meeting, in person or represented by proxy, and entitled to vote. In determining whether the proposal has received the requisite number of affirmative votes, abstentions will be counted and will have the same effect as a vote against the proposal; broker non-votes will be disregarded and will have no effect on the outcome of the vote.

         The Board believes that a vote for the proposal to approve the amended and restated certificate of incorporation of the Company, which amends the authorized capital stock of the Company to decrease the authorized number of shares of Class A Common Stock from 200,000,000 to 75,000,000 and the authorized number of shares of Class B Common Stock from 200,000,000 to 1,000, as described above is in the best interests of our stockholders and us and unanimously recommends a vote "FOR" such proposal.


                          STOCK PERFORMANCE CHART

         The following chart compares the cumulative total stockholder return on our Common Stock from the date of our initial public offering (November 22, 1999) through December 31, 2001 with the cumulative total return on The Nasdaq Stock Market (U.S.) Index and the Nasdaq Telecommunications Index. For purposes of the chart, it is assumed that the value of the investment in our Common Stock and each index was $100 on November 22, 1999.


              COMPARISON OF 26 MONTH CUMULATIVE TOTAL RETURN*
       AMONG DELTATHREE, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
                  AND THE NASDAQ TELECOMMUNICATIONS INDEX



                              GRAPHIC OMITTED


* $100 Invested on 11/23/99 in stock or index - including reinvestment of dividends. Fiscal year ending December 31.


                                                            Cumulative Total Return
                                ---------------------------------------------------------------------------------
                                11/23/99    11/99    12/99     1/00     2/00     3/00     4/00     5/00     6/00
                                --------- -------- -------- --------  ------- -------- -------- -------- --------
deltathree, Inc.                 $100.00  $195.42  $171.67  $293.33   $279.17 $139.59    74.17    44.59    97.09
Nasdaq Stock Market (U.S.)        100.00    99.66   121.58   117.09   139.37   136.49   114.80   100.95   118.68
Nasdaq Telecommunications         100.00    97.71   113.25   112.91   123.91   120.23    97.96    81.89    94.90
  Market

                                ---------------------------------------------------------------------------------
                                    7/00     8/00     9/00    10/00    11/00    12/00     1/01     2/01     3/01
                                --------- -------- -------- --------  ------- -------- -------- -----------------
deltathree, Inc.                   57.50    42.50    24.17    20.00    11.25     7.92    17.50    11.25     8.33
Nasdaq Stock Market (U.S.)        112.25   125.52   109.21   100.24    77.23    73.13    82.00    63.48    54.59
Nasdaq Telecommunications          84.46    85.86    75.76    66.17    48.13    48.24    60.55    48.25    42.50
  Market

                                ---------------------------------------------------------------------------------
                                    4/01     5/01     6/01     7/01      8/01    9/01    10/01    11/01    12/01
                                --------- -------- -------- --------  ---------------- -------- -------- --------
deltathree, Inc.                    7.00     6.33     4.93     3.93      2.40    5.33     5.13     4.93     6.00
Nasdaq Stock Market (U.S.)         62.73    62.66    64.34    60.25     53.68   44.64    50.36    57.53    58.03
Nasdaq Telecommunications          44.17    41.53    40.24    36.49     32.29   29.31    28.60    31.62    32.29
  Market



               CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         We believe that all of the transactions described below were made on an arms-length basis. All future transactions between us and our officers, directors, principal stockholders and affiliates must be approved, in good faith, by a majority of the Board, including a majority of the disinterested directors, unless they are on terms no less favorable to us than could be obtained from unaffiliated third parties.

RSL COM

         Prior to June 28, 2001, we had various inter-company contracts and agreements with RSL COM, our then majority stockholder. On June 28, 2001, RSL COM, the sole owner of our Class B Common Stock, entered into a share purchase agreement with Atarey, to sell to Atarey all of our Class B Common Stock owned by RSL COM. On June 29, 2001, the sale was consummated, and all of RSL COM's shares of Class B Common Stock, which carried ten votes per share, were automatically converted into shares of Class A Common Stock, which carry one vote per share. As a result of the sales transaction, Atarey became the majority stockholder, owning approximately 71% of our outstanding Common Stock. No shares of Class B Common Stock remain outstanding.

         Simultaneously with the completion of the transaction on June 29, 2001, all of the contracts and inter-company agreements between us and RSL COM (and all of its subsidiaries) were terminated. At the same time, we severed our reliance on RSL COM as our primary pan-European wholesale telecommunications carrier, and shifted to other service providers.

Atarey

         We have no inter-company contracts or agreements with Atarey.

CNET

         On October 20, 1999, we issued to CNET Investments, Inc., for approximately $11 million, 1,085,943 shares of the our Common Stock and warrants to purchase 466,028 shares of our Common Stock at an exercise price of $19.31 per share exercisable for the term of our promotion agreement with CNET. CNET was entitled to request that we register their shares under the Securities Act of 1933 and to include their shares in our future registered equity offerings. On July 6, 2001, CNET entered into a share purchase agreement with Atarey. Under this agreement, Atarey purchased 1,085,943 shares of our Common Stock owned by CNET in accordance with the "tag-along" rights granted to CNET pursuant to the Investor Rights Agreement, dated as of October 20, 1999, by and among us, RSL COM and CNET.

         Simultaneously with its equity investment in us, in October 1999, we entered into a marketing and promotion agreement with CNET. Under this agreement, merchants on CNET's shopping sites were able to integrate our PC-to-phone software to enable users to make a PC-to-phone call directly to such merchant from the CNET shopping site using the our Click IT service. In addition, CNET had agreed to display banners and other promotions on its Web sites that will link to our Web site. The initial term of the contract was two years. This contract was mutually terminated on May 24, 2001.


          SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who own more than 10% of a registered class of our equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in beneficial ownership of Common Stock and other equity securities of us. Directors, officers and greater than 10% stockholders are required by SEC regulations to furnish us with all Section 16(a) forms they file.

         To our knowledge, based solely upon our review of the copies of such reports furnished to us, we believe that all of our directors, officers and greater than 10% stockholders have complied with the applicable Section 16(a) reporting requirements, except for the Statements of Beneficial Ownership on Form 3 relating to the beneficial ownership of shares of Common Stock by Ehud Erez, Issakhar Hacmun, Elie Housman and Lior Samuelson, which were not filed on a timely basis.


               STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

         Stockholders may submit proposals on matters appropriate for stockholder action at our subsequent annual meetings consistent with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, which in certain circumstances may require the inclusion of qualifying proposals in our Proxy Statement. For such proposals to be considered for inclusion in the Proxy Statement and proxy relating to our 2003 Annual Meeting of Stockholders, all applicable requirements of Rule 14a-8 must be satisfied and such proposals must be received by us no later than December 31, 2002. Such proposals should be directed to us at 75 Broad Street, 31st Floor, New York, New York 10004.

         Except in the case of proposals made in accordance with Rule 14a-8, our Amended and Restated By-laws require that stockholders desiring to bring any business before our 2003 Annual Meeting of Stockholders deliver written notice thereof to us not less than 90 days nor more than 120 days prior to such meeting and comply with all other applicable requirements of the By-laws. However, in the event that our 2003 Annual Meeting is called for a date that is not within 30 days before or after the date of the Meeting, the notice must be received by the close of business on the 10th day following the public disclosure of the date of the annual meeting or the mailing of notice of the annual meeting.


                               OTHER MATTERS

         The Board knows of no matters other than those described herein that will be presented for consideration at the Meeting and does not intend to bring any other matters before the Meeting. However, should any other matters properly come before the Meeting or any adjournment or postponement thereof, it is the intention of the persons named in the accompanying proxy card to vote in accordance with their best judgment in the interests of the Company.


                               MISCELLANEOUS

         We will bear all costs incurred in the solicitation of proxies. In addition to the solicitation by mail, our officers and employees may solicit proxies by mail, facsimile, telephone or in person, without additional compensation. We may also make arrangements with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of Common Stock held of record by such persons, and we may reimburse such brokerage houses and other custodians, nominees and fiduciaries for their out-of-pocket expenses incurred in connection therewith.

         ADDITIONAL COPIES OF OUR ANNUAL REPORT WILL BE FURNISHED AT NO CHARGE TO EACH PERSON TO WHOM A PROXY STATEMENT IS DELIVERED UPON RECEIPT OF A WRITTEN OR ORAL REQUEST OF SUCH PERSON ADDRESSED TO DELTATHREE, INC., 75 BROAD STREET, 31ST FLOOR, NEW YORK, NEW YORK 10004.

                                          By Order of the Board of Directors,

                                          /s/ Paul C. White
                                          -------------------------
                                          Paul C. White
                                          Secretary

New York, New York
April   , 2002



                                                                 APPENIDX A

  FORM OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF THE COMPANY

             AMENDED AND RESTATED CERTIFICATE OF INCORPORATION



                  Pursuant to Sections 242 and 245 of the
                      Delaware General Corporation Law





         deltathree, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "GCL"), does hereby certify as follows:

         (1) The name of the Corporation is deltathree, Inc. The Corporation was previously incorporated under the name deltathree.com, Inc. and was originally incorporated under the name RSL Acquisition Corp. The original certificate of incorporation of the Corporation was filed with the office of the Secretary of State of the State of Delaware on January 27, 1998. Such certificate of incorporation was amended on May 17, 1999. The certificate of incorporation was amended and restated on September 24, 1999 and such Amended and Restated Certificate of Incorporation was then further amended on November 11, 1999 and then again on December 12, 2000.

         (2) This Amended and Restated Certificate of Incorporation was duly adopted by the Board of Directors of the Corporation (the "Board of Directors") and by the stockholders of the Corporation in accordance with Sections 228, 242 and 245 of the GCL.

         (3) This Amended and Restated Certificate of Incorporation restates and integrates and further amends the certificate of incorporation of the Corporation, as heretofore amended, restated or supplemented.

         (4) The text of the Certificate of Incorporation is amended and restated in its entirety as follows:

         FIRST: The name of the Corporation is deltathree, Inc. (the "Corporation").

         SECOND: The address of the registered office of the Corporation is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, State of Delaware 19801. The name of its registered agent at that address is The Corporation Trust Company.

         THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware (the "GCL").

         FOURTH: (a) Authorized Capital Stock. The total number of shares of stock which the Corporation shall have authority to issue is 100,001,000 shares of capital stock, consisting of (i) 75,000,000 shares of Class A common stock, par value $0.001 per share (the "Class A Common Stock"), (ii) 1,000 shares of Class B common stock, par value $0.001 per share (the "Class B Common Stock") and (iii) 25,000,000 shares of preferred stock, par value $0.001 per share (the "Preferred Stock"). The Class A Common Stock and the Class B Common Stock are hereinafter referred to collectively as the "Common Stock."

                 (b) Common Stock. The powers, preferences and rights, and the qualifications, limitations and restrictions, of each class of the Common Stock are as follows:

                           (1) Voting Rights. Subject to the rights of the
holders of Preferred Stock, and subject to any other provisions of this Amended and Restated Certificate of Incorporation, as it may be amended from time to time, the shares of Common Stock shall have the following voting rights: (i) each share of Class A Common Stock shall entitle the holder thereof to one (1) vote upon all matters upon which stockholders shall have the right to vote; and (ii) each share of Class B Common Stock shall entitle the holder thereof to ten (10) votes upon all matters which stockholders shall have the right to vote. The holders of Common Stock are not entitled to cumulative voting rights.

                           (2) Dividends; Stock Splits. Subject to the
rights of the holders of Preferred Stock, and subject to any other provisions of this Amended and Restated Certificate of Incorporation, as it may be amended from time to time, holders of shares of Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation when, as and if declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefore. Holders of Class A Common Stock and Class B Common Stock will share equally on a per share basis in any dividend declared by the Board of Directors, subject to any preferential rights of any outstanding Preferred Stock. No dividend or other distribution may be declared or paid on any share of Class A Common Stock unless a like dividend or other distribution is simultaneously declared or paid, as the case may be, on each share of Class B Common Stock, nor shall any dividend or other distribution be declared or paid on any share of Class B Common Stock unless a like dividend or other distribution is simultaneously declared or paid, as the case may be, on each share of Class A Common Stock, in each case without preference or priority of any kind; provided, however, that all dividends and distributions on the Class A Common Stock and Class B Common Stock payable in shares of Common Stock of the Corporation shall be made in shares of Class A Common Stock and Class B Common Stock, respectively. In no event will shares of either class of Common Stock be split, divided or combined unless the outstanding shares of the other class of Common Stock shall be proportionately split, divided or combined.

                           (3) Liquidation, Dissolution, etc. In the event
of any liquidation, dissolution or winding up (either voluntary or involuntary) of the Corporation, the holders of shares of Class A and Class B Common Stock shall be entitled to receive the remaining assets and funds of the Corporation available for distribution after payments to creditors and to the holders of any Preferred Stock of the Corporation that may at the time be outstanding, ratably in proportion to the number of shares of Common Stock held by them, respectively. In any such distribution, shares of Class A Common Stock and Class B Common Stock shall be treated equally on a per share basis.

                           (4) Merger, etc. In the event of a merger or
consolidation of the Corporation with or into another entity (whether or not the Corporation is the surviving entity), the holders of each share of Class A Common Stock and Class B Common Stock shall be entitled to receive the same per share consideration as the per share consideration, if any, received by the holders of each share of the other class of Common Stock, except that if the consideration includes voting securities (or the right to acquire voting securities, or securities exchangeable for, or convertible into, voting securities), holders of Class B Common Stock shall receive consideration entitling them to ten times the number of votes per share as the consideration being received by holders of the Class A Common Stock.

                           (5) Conversion of Class B Common Stock.

                                (i) Voluntary Conversion. Each share of
Class B Common Stock shall be convertible, at the option of its record holder, into one validly issued, fully paid and non-assessable share of Class A Common Stock at any time.

                                (ii) Automatic Conversion. In the event of
any transfer of any share of Class B Common Stock to a person or entity that (i) is not a permitted transferee or (ii) is a permitted transferee but ceases to be a permitted transferee subsequent to such transfer, such share of Class B Common Stock shall automatically, without any further action, convert into one validly issued, fully paid and non-assessable share of Class A Common Stock. Permitted transferees shall include (A) RSL Communications, Ltd. ("RSL COM"), (B) a majority-owned subsidiary of RSL COM, (C) a successor of RSL COM following a merger, consolidation or reorganization of RSL COM whereby RSL COM is not the surviving entity or
(D) Ronald S. Lauder or members of his family or a trust established by Ronald S. Lauder for his family members, or entities controlled by or under common control with Ronald S. Lauder. Majority-owned subsidiary for these purposes shall mean an entity, more than 50% of the voting shares of which are owned either directly or indirectly through one or more intermediaries, by RSL COM.

                           (6) No Preemptive or Subscription Rights. No
holder of shares of Common Stock shall be entitled to preemptive or subscription rights.

                           (7) Power to Sell and Purchase Shares. Subject
to the requirements of applicable law, the Corporation shall have the power to issue and sell all or any part of any shares of any class of stock herein or hereafter authorized to such persons, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, whether or not greater consideration could be received upon the issue or sale of the same number of shares of another class, and as otherwise permitted by law. Subject to the requirements of applicable law, the Corporation shall have the power to purchase any shares of any class of stock herein or hereafter authorized from such persons, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, whether or not less consideration could be paid upon the purchase of the same number of shares of another class, and as otherwise permitted by law.

                 (c) Preferred Stock. The Board of Directors is hereby expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series and as may be permitted by the GCL, including, without limitation, the authority to provide that any such class or series may be
(i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions.

         FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

                 (a) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

                 (b) The number of directors of the Corporation shall be as from time to time fixed by the Board of Directors, and such number shall never be less than three nor more than thirteen. Election of directors need not be by written ballot unless the By-Laws so provide.

                 (c) A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

                 (d) Any director may be elected by a majority of the Board of Directors to fill a vacancy. If the vacancy results from an increase in the number of directors, such director shall hold office for a term that shall coincide with the remaining term of directors then in office. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor. Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, any or all of the directors of the Corporation may be removed from office at any time, with or without cause by the affirmative vote of the holders of at least a majority of the voting power of the Corporation's then outstanding capital stock entitled to vote generally in the election of directors. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Amended and Restated Certificate of Incorporation applicable thereto.

                 (e) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Amended and Restated Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

         SIXTH: No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the GCL as the same exists or may hereafter be amended. If the GCL is amended hereafter to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent authorized by the GCL, as so amended. Any repeal or modification of this Article SIXTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

         SEVENTH: The Corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors. The right to indemnification conferred by this Article SEVENTH shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition.

         The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article SEVENTH to directors and officers of the Corporation.

         The rights to indemnification and to the advance of expenses conferred in this Article SEVENTH shall not be exclusive of any other right which any person may have or hereafter acquire under this Amended and Restated Certificate of Incorporation, the By-Laws of the Corporation, any statute, agreement, vote of stockholders or disinterested directors or otherwise.

         Any repeal or modification of this Article SEVENTH by the stockholders of the Corporation shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

         EIGHTH: The Corporation hereby elects not to be governed by
Section 203 of the GCL pursuant to Section 203(b)(3) therein.

         NINTH: Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

         TENTH: In furtherance and not in limitation of the powers conferred upon it by the laws of the State of Delaware, the Board of Directors or the stockholders shall have the power to adopt, amend, alter or repeal the Corporation's By-Laws. The affirmative vote of at least a majority of the entire Board of Directors or a majority of the voting power of the Corporation's then outstanding capital stock entitled to vote shall be required to adopt, amend, alter or repeal the Corporation's By-Laws.

         ELEVENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed in this Amended and Restated Certificate of Incorporation, the Corporation's By-Laws or the GCL, and all rights herein conferred upon stockholders are granted subject to such reservation.


         IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be executed on its behalf this
day of      , 2002.


deltathree, Inc.



By:________________________
Name:
Title:



                                                                 APPENIDX B

                              deltathree, Inc.
          Charter of the Audit Committee of the Board of Directors


         The Audit Committee (the "Committee") of the Board of Directors (the "Board") of deltathree.com, Inc. (the "Corporation") is appointed by the Board and is composed of directors who are independent of management of the Corporation and are free of any relationship that in the opinion of the Board would interfere with their exercise of independent judgment as a committee member.

         The Committee shall be comprised of three or more directors as determined from time to time by resolution of the Board. Consistent with the appointment of other Board committees, the members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or at such other time as may be determined by the Board. The Chairman of the Committee shall be designated by the Board, provided that if the Board does not designate a Chairman, the members of the Committee, by majority vote, may designate a Chairman. The presence in person or by telephone of a majority of the Committee's members shall constitute a quorum for any meeting of the Committee. All actions of the Committee will require the vote of a majority of its members present at a meeting of the Committee at which a quorum is present.

         The purpose of the Committee is to assist the Board in fulfilling its legal and fiduciary responsibilities to shareholders and regulating authorities relating to the quality and integrity of the Corporations' financial reporting standards and practices and, the adequacy of its internal controls.

         In fulfilling these responsibilities, the Committee will communicate directly with the external auditors, general counsel, and management of the Corporation. The Committee shall formally report to the Board as to its deliberations and findings and maintain communication between the Board and the Corporation's external auditors.

         So long as the Corporation is listed on Nasdaq, each member of the Committee shall be an "independent" director within the meaning of the Nasdaq rules. Notwithstanding the foregoing, as permitted by the rules of the Nasdaq, under exceptional and limited circumstances, one director who does not meet certain of the criteria for "independence" may be appointed to the Committee if the Board determines in its business judgment that membership on the Committee by such person is required by the best interests of the Corporation and its shareholders and the Corporation discloses in the annual proxy statement the nature of such person's relationship and the reasons for the Board's determination. All members of the Committee shall be financially literate at the time of their election to the Committee or shall become financially literate within a reasonable period of time after his or her appointment to the Committee. "Financial literacy" shall be determined by the Board in the exercise of its business judgment, and shall include a working familiarity with basic finance and accounting practices and an ability to read and understand fundamental financial statements. At least one member of the Committee shall have accounting or related financial management expertise, as such qualification may be determined in the business judgment of the Board.

         Upon any changes in the composition of the Committee and otherwise approximately once each year, the Committee shall ensure that the Corporation promptly provide Nasdaq with written confirmation regarding:

         (a) Any determination that the Board has made regarding the independence of the Committee members;

         (b)      The financial literacy of the Committee members;

         (c) The determination that at least one of the Committee members has accounting or related financial management expertise; and

         (d) The annual review and reassessment of the adequacy of the Committee's charter.

The Committee shall:

1. Review the year-end audit of the Corporation with the management, the external auditors, and general counsel prior to release to determine that all are satisfied with the accounting policies and planned disclosure of the financial information. Specific inquiries shall be made into the appropriateness of accounting principles and financial disclosure practices used or proposed, particularly regarding the degree of aggressiveness or conservatism of the accounting principles and underlying estimates.

2. Ensure that the Corporation's interim financial statements included in Quarterly Reports on Form 10-Q have been reviewed by the external auditors using appropriate professional standards and procedures.

3. Prepare a report to be included in each annual proxy statement (or other proxy statement or consent statement relating to the election of directors) of the Corporation commencing after December 15, 2000 which states, among other things, whether:

         (a) the Committee has reviewed and discussed with management the audited financial statements to be included in the Corporation's Annual Report on Form 10-K for the year then ended;

         (b) the Committee has discussed with the Corporation's external auditors the matters required to be discussed by Statements on Auditing Standard No. 61, as may be modified or supplemented;

         (c) the Committee has received the written disclosures and the letter from the Corporation's external auditors required by Independence Standards Board Standard No. 1, as may be modified or supplemented, and has discussed with the external auditors their independence; and

         (d)      based on the review described in subsections (a), (b) and
                  (c) above, the Committee has recommended to the Board that the audited financial statements be included in the Corporation's Annual Report on Form 10-K for the last fiscal year.

4. Review with general counsel pending litigation, claims and other actions involving the Corporation, which may have a material effect on the Corporation and determine that adequate reserves have been established.

5. Review with the external auditors and management the adequacy and effectiveness of the Corporation's internal controls, and elicit any recommendations that they may have for the improvement of such internal control procedures.

6. Review with the controller the external auditor's management letter and management's response and plans for corrective action.

7. Review contemplated changes in accounting policies, financial reporting and auditing proposals promulgated by regulatory and professional bodies.

8. Recommend to the Board each year an external auditing firm to be employed to audit and report upon the Corporation's financial statements and review the performance of the current external auditors.

9. Oversee the independence of the Corporation's external auditors by, among other things:

         (a) requiring the external auditors to deliver to the Committee on a periodic basis a formal written statement delineating all relationships between the external auditors and the Corporation; and

         (b) actively engaging in a dialogue with the external auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the external auditors and recommending that the Board take appropriate action to satisfy itself of the auditors' independence;

10. Review with the external auditors their audit plans and scope for the coming year, any non-audit services performed or planned, and the compensation paid the external auditors for services performed.

11.      Obtain from the external auditors any information pursuant to
         Section 10A of the Securities Exchange Act of 1934.

12.      Review with management the status of tax returns and tax audits.

13. Meet independently with the external auditors without members of the management present. Among items to be discussed in these meetings are the external auditors' evaluation of the Corporation's financial and accounting personnel, and the cooperation which the auditors received during the course of their activities.

14. Perform such additional activities, and consider such other matters, within the scope of its responsibilities, as the Committee or the Board deems necessary or appropriate.

The chairperson of the Committee shall, in consultation with the external auditors and management, prepare an agenda for the meetings to be held during the year which will allow the committee to perform the above activities and adequately discharge its duties. Minutes of the all committee meetings shall be prepared and reported to the Board and be maintained by the Controller.

                                   * * *

While the Committee has the duties and responsibilities set forth in this charter, the Committee is not responsible for planning or conducting the audit or for determining whether the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Similarly, it is not the responsibility of the Committee to resolve disagreements, if any, between management and the external auditors or to ensure that the Corporation complies with all laws and regulations.

                               *************




                                   PROXY

                              DELTATHREE, INC.
           75 BROAD STREET, 31ST FLOOR, NEW YORK, NEW YORK 10004

               SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                  FOR THE ANNUAL MEETING ON JUNE 27, 2002

          The undersigned hereby appoints Paul C. White and Shimmy Zimels, each of them with full power of substitution and resubstitution, as proxies to represent the undersigned at the Annual Meeting of Stockholders of deltathree, Inc. (the "Company") to be held on Thursday, June 27, 2002 at 10:00 a.m., local time, at The Regent Wall Street, 55 Wall Street, New York, New York 10005, and at any adjournment or postponement thereof and thereat to vote all of the shares of the common stock which the undersigned would be entitled to vote, with all the powers the undersigned would possess if personally present. The Board of Directors recommends that you vote FOR the following proposals.

         You are encouraged to specify your choice by marking the appropriate box but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendations. The proxies cannot vote your shares unless you sign and return this card.

[X]      PLEASE MARK VOTES AS IN THIS EXAMPLE.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no specification is given, this Proxy will be voted (i) FOR the election of each of the nominees for director; (ii) FOR the ratification of the appointment by the Board of Directors of the independent auditors; and (iii) at the discretion of the proxy holders with regard to any other matter that may properly come before the Meeting or any adjournment or postponement thereof.

1.       Election of Directors
         Nominees:
                           Noam Bardin
                           Ehud Erez
                           Amir Gera
                           Issakhar Hacmun
                           Elie Housman
                           Joshua Maor
                           Lior Samuelson
                           Shimmy Zimels

         [  ]     FOR ALL NOMINEES
         [  ]     WITHHELD FROM ALL NOMINEES
         [  ]     --------------------------------------
                   For all nominees except as noted above
         (Please date and sign on reverse side and return promptly.)

2. To ratify the appointment of Brightman Almagor & Co., a member firm of Deloitte & Touche, as our independent auditors for the fiscal year ending December 31, 2002.

         [  ]     FOR
         [  ]     AGAINST
         [  ]     ABSTAIN
         (Please date and sign on reverse side and return promptly.)

3. To approve the amended and restated certificate of incorporation of the Company, which amends the authorized capital stock of the Company to decrease the authorized number of shares of Class A Common Stock from 200,000,000 to 75,000,000 and the authorized number of shares of Class B Common Stock from 200,000,000 to 1,000.

         [  ]     FOR
         [  ]     AGAINST
         [  ]     ABSTAIN
         (Please date and sign on reverse side and return promptly.)

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [ ]

Please sign name(s) exactly as appearing hereon. When signing as attorney, executor, administrator or other fiduciary, please give your full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person.

SIGNATURE: _____________________    DATE: _____________________